UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 28, 2018

Corium International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36375	38-3230774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

235 Constitution Drive, Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 298-8255

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

Proposed Offering of Convertible Senior Notes due 2025

On February 28, 2018, Corium International, Inc. (“Corium”) issued a press release announcing that it proposes to offer, subject to market conditions and other factors, $100,000,000 aggregate principal amount of Convertible Senior Notes due 2025 (the “Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Corium also intends to grant the initial purchaser of the Notes a 13-day option to purchase up to an additional $20,000,000 aggregate principal amount of Notes.

Announcement of Feedback from FDA

The press release also announced that, in February 2018, Corium received feedback via email from the U.S. Food and Drug Administration (the “FDA”) that the FDA had completed its preliminary review of data submitted before and after Corium’s August 2017 meeting with the FDA and that the results of Corium’s pilot bioequivalence study for Corplex Donepezil may, on their face, suffice as the sole basis for demonstrating bioequivalence between Corplex Donepezil and oral Aricept for the purpose of submitting a New Drug Application (“NDA”).  The FDA confirmed that the final acceptability of the results of the pilot study for approval purposes would be determined by the FDA’s review of Corium’s NDA, once submitted.  Corium is in the process of evaluating the optimal path forward based on this feedback, taking into consideration that dosing in Corium’s pivotal bioequivalence trial has already been completed. Full review of a data package is required for an NDA review, and there can be no assurance that the FDA would ultimately conclude that the pilot study is sufficient to support bioequivalence or that the FDA would approve an NDA filed on that basis.

A copy of the press release announcing the proposed offering of the Notes and the FDA feedback is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the investor presentation for the proposed offering of Notes, which Corium does not undertake to update, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, including, without limitation, statements regarding Corium’s proposed offering of the Notes and expected use of net proceeds of the offering, clinical trial and regulatory timing and plans, and advancement of technologies and products and product candidates. Statements containing words such as “could,” “believe,” “expect,” “intend,” “will,” or similar expressions constitute forward-looking statements. Forward-looking statements are based on management's current expectations and projections and are subject to risks and uncertainties, which may cause actual events and results to differ materially from the statements contained herein. Factors that may contribute to such differences include, but are not limited to, risks related to whether Corium will consummate the offering of the Notes on the expected terms, or at all, the anticipated principal amount of the Notes, prevailing market and other general economic conditions, whether Corium will be able to satisfy the conditions required to close any sale of the Notes, and the fact that Corium’s management will have broad discretion in the use of the proceeds from any sale of the Notes. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For information about other potential factors that could affect Corium’s business and results, please review the “Risk Factors” described in Corium’s Annual Report on Form 10-K for the year ended September 30, 2017 and Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2017 filed with the Securities and Exchange Commission (the “SEC”), and in Corium’s other filings from time to time with the SEC. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as may be required by law, Corium does not intend, and undertakes no duty, to update any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated February 28, 2018 announcing the proposed offering of the Notes and FDA feedback.
99.2	Investor presentation for the proposed offering of the Notes.

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press release dated February 28, 2018 announcing the proposed offering of the Notes and FDA feedback.
99.2	Investor Presentation for the proposed offering of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIUM INTERNATIONAL, INC.

Date: February 28, 2018	By:	/s/ Robert Breuil
Robert Breuil
Chief Financial Officer